______________NetSol Technologies, Inc. News Release____________________________

Contacts:
Marty Tullio or Mark Tullio                                 NetSol Technologies:
McCloud Communications, LLC           [LOGO]                Najeeb U. Ghauri
949.553.9748                                                Chairman
marty@McCloudCommunications.com                             818.222.9195
mark@McCloudCommunications.com                              najeeb@netsoltek.com
________________________________________________________________________________


                 NETSOL TECHNOLOGIES REVENUES SURGE 125 PERCENT:
              DELIVERS TWO CONSECUTIVE QUARTERS OF EARNINGS GROWTH

           AUDITORS REMOVE GOING CONCERN AS REVENUE, PROFIT AND GROSS
                          MARGINS CONTINUE UPWARD TREND


CALABASAS, CA - February 8, 2005 - NETSOL TECHNOLOGIES, INC. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported a continued surge in revenue and earnings for its second quarter of fiscal 2005, ended December 31, 2004. The company reported net revenue for the second quarter of fiscal 2005 of $2.7 million, an increase of 125 percent when compared to revenues of $1.2 million for the second quarter of fiscal 2004. Net income for the quarter was $27,956, or net income per weighted average share of $0.002, compared to a net loss of $566,175, or a net loss per weighted average share of $0.08, for the second quarter of fiscal 2004.

"We have continued to build on the strong results delivered in the first quarter of 2005," stated Naeem Ghauri, NetSol CEO. "LeaseSoft license sales are now consistently drive revenue, with its related professional services, support and maintenance providing growing, recurring revenue streams with exceptionally high gross margins." He continued, "We are especially pleased with the removal of the going concern opinion by the auditors, which expedites the due diligence process with larger clients, providing greater opportunity for and success rates on higher value project bids."

According to NetSol Chairman Najeeb U. Ghauri, net income for the quarter was reduced by $416,030 ($0.04 per share) as a result of a non-cash expense related to the exercise of warrants and beneficial conversion feature associated with prior financing in 2004. Nearly 90 percent of warrants associated with the financing have been issued as a result of debt conversion and the company anticipates only marginal warrant-related expenses for the remainder of fiscal 2005.

The continuous improvement in cash flow, major reductions in liabilities, sustained top-line growth and net equity were driving factors in the auditor's removal of the "Going Concern" opinion from the Company's financial statements.

For the six-month period ended December 31, 2004, the company reported revenue of $4.8 million, an increase of 119 percent when compared to revenue of $2.2 million for the six-month period ended December 31, 2003. NetSol reported net income of $78,692, or net income per weighted share of $0.01 for the six-month period of fiscal 2005, versus a net loss of $1.4 million or a net loss per weighted average share of $0.20 for the comparable six-months of fiscal 2004.

"We anticipate to maintain this robust revenue growth over the second half of 2005 as we have successfully executed on global marketing and sales initiatives, and leveraged our strategic partnerships to drive a significant increase in sales," said NetSol Chairman Najeeb U. Ghauri. "The continued traction in the market from our LeaseSoft product line has been complimented by very strong performance from our telecommunications division. We are confident not only in

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NETSOL TECHNOLOGIES REVENUES SURGE 125 PERCENT: DELIVERS TWO CONSECUTIVE
QUARTERS OF EARNINGS GROWTH
PAGE 2


continuing strong organic growth, but anticipate the completion of our acquisition of CQ Systems will spark inorganic revenue growth in the fourth quarter of fiscal 2005."

Gross profit for the quarter rose to $1.9 million with gross profit margins of
69.6 percent, compared to gross profits of $718,009, or gross profit margins of 59 percent for the comparable quarter. The increase in profit margin is due to streamlining of business processes, a strict focus on managing operating expenses, and higher sales of high margin products and services.

NetSol's second quarter EBITDA (earnings before interest, tax, deprecation and amortization), a fundamental way to value a company's performance, was $561,029 compared to an EBITDA loss of $154,947 for the same period ended December 31, 2003. The EBITDA gain for the first half of fiscal 2005 was approximately $1.0 million compared with the EBITDA loss of $610,496 for the comparable first half of fiscal 2004.

Second Quarter Financial Highlights:

                                                Q2 2005                Q2 2004
Revenues                                         $2.7 M                 $1.2 M
Gross Profit                                     $1.9 M                 $0.7 M
Operating Income                                 $0.4 M                ($0.6 M)
EBITDA                                           $0.6 M                ($0.2 M)
Finance Costs                                    $0.4 M                 $0.1 M
Net Tangible Assets                              $9.7 M                 $6.4 M
Stock Holders Equity                            $10.6 M                 $6.3 M

Second Quarter Business Highlights:

     o NetSol completes full installation of LeaseSoft.CMS in DaimlerChrysler Services (DCS) Australia, the second stage of a three part, $2 million LeaseSoft contract with DaimlerChrysler Services;

     o Carnegie Mellon Software Engineering Institute awards NetSol with CMM Level 4 , names NetSol a certified SEI Partner;

     o A major breakthrough strategic alliance, NetSol and The Innovation Group form new joint venture, NetSol-TiG (Pvt.) Ltd.;

     o Government of Punjab selects NetSol to enhance national security and develop comprehensive motor transport management information system;

     o Majority-owned subsidiary, NetSol-Akhter announces 50th corporate customer, and is awarded five regional local loop licenses to penetrate $100 million deregulated telephony market in Pakistan;

     o NetSol Akhter grows in pace with the parent at over 84 percent from same quarter last year;

     o    Westrock Advisors initiates coverage on NetSol with buy rating

     o NetSol recognized by the Pakistan Software Export Board (PSEB) as the leading information technology exporter in the country,

     o New corporate website launched, with expanded product information, case studies, improved navigation and usability, back-end database integration, and detailed metrics tracking.

NETSOL TECHNOLOGIES REVENUES SURGE 125 PERCENT: DELIVERS TWO CONSECUTIVE QUARTERS OF EARNINGS GROWTH
PAGE 3


ABOUT NETSOL TECHNOLOGIES, INC.

NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

SECURITIES EXCHANGE ACT OF 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.


                                 (Table Follows)

NETSOL TECHNOLOGIES REVENUES SURGE 125 PERCENT: DELIVERS TWO CONSECUTIVE QUARTERS OF EARNINGS GROWTH
PAGE 4

                                                                For the Three Months              For the Six Months
                                                                 Ended December 31,               Ended December 31,
                                                           -----------------------------     -----------------------------
                                                               2004             2003             2004              2003
                                                           ------------     ------------     ------------     ------------
NET REVENUES                                               $  2,723,227     $  1,208,345     $  4,781,532     $  2,180,957
COST OF REVENUES                                                828,973          490,336        1,580,620          950,713
                                                           ------------     ------------     ------------     ------------
GROSS PROFIT                                                  1,894,254          718,009        3,200,912        1,230,244
GROSS PROFIT PERCENTAGE                                           69.56%           59.42%           66.94%           56.41%

OPERATING EXPENSES:
    Selling and marketing                                       135,352           27,465          254,700           46,687
    Depreciation and amortization                               424,648          411,228          838,473          824,029
    Settlement costs                                             43,200          100,000           43,200          100,000
    Bad debt expense                                                 --           41,188               --           93,506
    Salaries and wages                                          464,363          278,909          795,221          594,449
    Professional services, including non-cash
      compensation                                              140,971           84,288          255,305          239,702
    General and adminstrative                                   292,751          361,446          570,266          748,484
                                                           ------------     ------------     ------------     ------------
      Total operating expenses                                1,501,285        1,304,524        2,757,165        2,646,857
                                                           ------------     ------------     ------------     ------------
INCOME FROM OPERATIONS (LOSS)                                   392,969         (586,515)         443,747       (1,416,613)
OTHER INCOME AND (EXPENSES)
    Gain (Loss) on sale of assets                                    --            3,069             (620)         (33,919)
    Beneficial conversion feature                              (194,416)         (96,027)        (231,916)         (96,027)
    Fair market value of warrants issued                       (221,614)              --         (249,638)              --
    Gain on forgiveness of debt                                 139,367          104,088          189,641          104,088
    Interest expense                                           (108,425)              --         (130,000)              --
    Other income and (expenses)                                  20,884          (48,819)          43,219          (85,392)
                                                           ------------     ------------     ------------     ------------
      Total other expenses                                     (364,204)         (37,689)        (379,314)        (111,250)
                                                           ------------     ------------     ------------     ------------
NET INCOME (LOSS) BEFORE MINORITY INTEREST IN SUBSIDIARY         28,765         (624,204)          64,433       (1,527,863)
MINORITY INTEREST IN SUBSIDIARY                                    (809)          58,029           14,259           93,338
                                                           ------------     ------------     ------------     ------------
NET INCOME (LOSS)                                                27,956         (566,175)          78,692       (1,434,525)
OTHER COMPREHENSIVE (LOSS)/GAIN:
    Translation adjustment                                      (89,720)         (27,419)        (173,409)        (107,207)
                                                           ------------     ------------     ------------     ------------
COMPREHENSIVE LOSS                                         $    (61,764)    $   (593,594)    $    (94,717)    $ (1,541,732)
                                                           ============     ============     ============     ============

NET INCOME (LOSS) PER SHARE:
    Basic                                                  $       0.00     $      (0.08)    $       0.01     $      (0.20)
                                                           ============     ============     ============     ============
    Diluted                                                $       0.00     $      (0.08)    $       0.01     $      (0.20)
                                                           ============     ============     ============     ============

Weighted average number of shares outstanding
    Basic                                                    10,643,113        7,331,928       10,073,951        7,089,123
    Diluted                                                  13,455,875        7,331,928       12,760,805        7,089,123


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